Exhibit 10.1
                        AMENDMENT TO EMPLOYMENT AGREEMENT


     This is an Amendment dated August 10, 2001, to that certain Employment Agreement ("Employment Agreement") by and between Southeastern Michigan Gas Enterprises, Inc., a Michigan corporation, (the "Company") and William L. Johnson (the "Executive"), dated as of the 10th day of October, 1996, EXHIBIT A hereto. Company's name has been changed to SEMCO Energy, Inc.

     Effective June 1, 2001, executive will continue to serve as Chairman of the Board of the Company, and Executive will no longer serve as President and CEO of the Company. Executive and the Company desire to provide for the continued services of Executive as Chairman of the Board of the Company and Executive's retirement on February 28, 2002.

     NOW,  THEREFORE,  the  Employment  Agreement  is hereby amended as follows:

1. The Employment Period shall end on February 28, 2002, which shall be Executive's retirement date.

2.     From  June  1,  2001,  until  February  28,  2002:

     a. Executive shall serve only as Chairman of the Board of the Company, and perform other duties as reasonably requested by the Board of Directors of the Company; and

     b. Executive shall continue to receive his present salary of $406,000 and shall continue to be eligible for his current benefits.

3. Executive shall continue to be eligible for a bonus with respect to 2001 in accordance with the Company's Short Term Incentive Plan.

4. Executive's Supplemental Executive Retirement Plan Executive Security Agreement dated February 12, 1997, as amended April 14, 2000, EXHIBIT B hereto, shall be amended as shown in the Amendment, EXHIBIT C hereto, to provide as follows:

     a.     The monthly Retirement Benefit provided for in Article 2.1(a) shall:
          i.     Commence  March  1,  2002,  and  continue  for  180  months;
          ii. For the payments from March 1, 2002, to December 1, 2002, be equal to $16,667 per month; and
          iii. For payments subsequent to December, 2002, be equal to $16,667 per month less Executive's monthly benefit paid or payable under the Company's qualified pension plan of one of the following, as elected by
Executive:
               (1)     Single  Life  Annuity  at  Age  60  ($921.08),  or
               (2)     Joint  and  Survivor  50%  at  Age  60  ($851.72)

     b. The Company's contribution to an Executive Security Trust ("Rabbi Trust") under the Executive Security Trust Agreement, EXHIBIT D HERETO, in accordance with Article 8.2(1) of the Executive Security Agreement shall be made March 1, 2002, regardless of whether a Change of Control shall have occurred, in an amount needed to fully fund the amounts described in paragraph 4.a., above, in accordance with the Amendment to Executive Security Trust Agreement, substantially in the form of EXHIBIT E hereto. Further, in the event Company amends the Executive Security Trust Agreement or enters into another similar agreement with a successor trustee to the effect that the Trustee or successor trustee shall maintain a separate account or record indicating the percentage of the trust that may be allocated ("Account") for each Plan Participant, then a separate Account will be established for each participant in the Rabbi Trust, including Executive.

5. All rights of the Company and Executive with respect to the Split Dollar Life Insurance funding the Pre-Retirement Death Benefit under the Executive Security Agreement shall be determined in accordance with the Split Dollar Agreement, EXHIBIT F hereto, and policies issued in connection with that Split Dollar Agreement.

6. The provisions of paragraph 4, above, shall not diminish Executive's rights under the Company's qualified pension plan.

7. The Company shall amend its retiree medical plan to allow retirement at age 59 with at least five years of service, coverage to begin immediately upon retirement for persons retiring at age 59 and their surviving spouses.

8. Executive's existing stock option agreements are amended as of the date hereof in accordance with the Amendment to Stock Option Agreements of even date herewith, EXHIBIT G, to provide that

     a. all of Executive's stock options will be exercisable ("vested") as of February 28, 2002; and

     b. the options and all rights thereunder, to the extent not exercised as of February 28, 2002, shall terminate as of February 28, 2005.

     EXHIBIT G hereto also contains a schedule of Executive's existing stock options.

9. Executive's Change of Control Employment Agreement dated March 1, 2000, EXHIBIT H hereto, shall be modified, as shown in EXHIBIT I hereto, to provide as follows:


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                                                                     Page 3 of 4


     a. The Change of Control Period, as defined in Section 1(b) thereof, and the Employment Period, as defined in Section 3 thereof, shall end on February 28, 2002; and

     b. Executive's retirement on February 28, 2002 shall be a voluntary termination in accordance with Section 6(d) thereof.

10. If, prior to February 28, 2002, the Company enters into a definitive agreement providing for a transaction constituting a Change of Control, which, by its terms will not be consummated until after February 28, 2002, and Company desires Executive's services in connection with such transaction, Executive shall provide such services as requested by the Board of Directors or the President and CEO of Company for a fee to be agreed upon.

11. This Amendment and the Company's obligations hereunder are subject to the condition that Executive enter into the Retirement Agreement in the form of EXHIBIT J hereto on or about February 28, 2002.

12. This Amendment has been approved by the Company's Board of Directors, as evidenced by the resolutions approving and implementing this Amendment, copies of which are EXHIBIT K hereto.

     Terms capitalized and not defined herein have the meaning given them in the Employment Agreement. All other terms and conditions of the Employment Agreement continue in full force and effect.

Witness                         Company

/s/Sherry  L.  Abbott           By:  /s/Donald  W.  Thomason

                                Its  Lead  Director


Witness                         Executive

/s/Joseph  A.  Ritok,  Jr.      /s/William  L.  Johnson




C:\SEMCO\Bill Johnson\Retirement\Final docs\Amendment to Employment Agreement Final2.wpdTJuly24, 2001

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
                  Exhibits to Amendment to Employment Agreement

Exhibit  A                    Employment  Agreement

Exhibit  B                    Supplemental  Executive  Retirement Plan Executive
                              Security  Agreement

Exhibit  C                    Amendment  to  Executive  Security  Agreement

Exhibit  D                    Executive  Security  Trust  Agreement

Exhibit  E                    Amendment  to  Executive  Security Trust Agreement

Exhibit  F                    Split  Dollar  Agreement

Exhibit  G                    Amendment  of Stock Option Agreements and Schedule
                              of  Existing  Stock  Options

Exhibit  H                    Change  of  Control  Employment  Agreement

Exhibit I                     Amendment to Change of Control Employment Agreement

Exhibit  J                    Retirement  Agreement

Exhibit  K                    Board  of  Directors  Resolutions





C:\SEMCO\Bill Johnson\Retirement\Final docs\Amendment to Employment Agreement Final2.wpdTJuly24, 2001